Exhibit 23.4

Consent of CRU International Limited

CRU International Limited (“CRU”) hereby consents to: (1) the use of its name and the reference to CRU’s report(s), estimates and the data in the registration statement on Form F-1 of Sedibelo Resources Limited (formerly Sedibelo Platinum Mines Ltd.) (the “Company”) and any amendments thereto (the “Registration Statement”) and any prospectus contained therein; and (2) the filing of this consent as an exhibit to the Registration Statement.

/s/ Victor Rodriguez
Name: Victor Rodriguez
Title: Managing Consultant
CRU International Limited
Date: 23 June 2022